Exhibit 99.1

[LETTERHEAD OF ALLEN & COMPANY LLC]

The Board of Directors

Youku Inc.

5th floor, Sinosteel Plaza

8 Haidian Dajie, Haidian District

Beijing 1000080

People’s Republic of China

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated March 11, 2012, to the Board of Directors of Youku Inc. (“Youku”) as Appendix C to, and reference thereto under the headings “SUMMARY — Opinion of Allen & Company LLC as Financial Advisor to Youku” and “THE MERGER — Opinion of Allen & Company LLC as Financial Advisor to Youku” in, the joint proxy statement/prospectus relating to the proposed merger involving Youku and Tudou Holdings Limited, which joint proxy statement/prospectus forms a part of the Registration Statement on Form F-4 of Youku Inc. (the “Registration Statement”).  By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Allen & Company LLC
ALLEN & COMPANY LLC

April 24, 2012